SUBSCRIBER ACQUISITION AGREEMENT
                    --------------------------------

        This Subscriber Acquisition Agreement (this "Agreement") is effective as of March 18 2002 (the "Effective Date") between EarthLink, Inc., a Delaware corporation ("EarthLink"), and Greenhold Group, Inc.. ("Seller"). Each of EarthLink and Seller is sometimes referred to as a "Party" or "Parties".

                                 RECITALS
                                 --------

	Seller is the owner of all right, title and interest in and to the assets described on Exhibit A hereto (the
"Transferred Assets") which assets are used in or related to Seller's Internet service provider business of providing 56K dial-up access (the "Business"); and

	Seller desires to sell and assign all its right, title and interest in and to the Transferred Assets to EarthLink and EarthLink desires to purchase from Seller such Transferred Assets, subject to the terms and conditions set forth in this Agreement.

	For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


                                 AGREEMENT
                                 ---------

1.	DEFINITIONS.  The terms below shall have the following meanings ascribed to them in this Agreement:

   a) "Active Subscriber" means a Subscriber who has logged onto Seller's system at least once.

   b) "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

   c) "Bounty" means the amount that EarthLink will pay Seller for each Qualified Member provided by Seller as specifically set forth on Exhibit A.

   d) "Subscriber" means any Person billed by Seller that gains access to any Internet-related services through the public switch telephone network.

   e) "Domain Names" shall mean the Internet domain names listed on Exhibit A hereto.

   f) "EarthLink Member" means any authorized user of the EarthLink Service who has contracted with EarthLink for the use of the EarthLink Service.

   g) "EarthLink Service" means EarthLink's broadband, wireless and/or narrowband dial-up Internet access service, satellite service and/or Web Hosting Service.

   h) "Opt-out Date" means the date between the Effective Date and the Subscriber Transition Commencement Date specified in Seller's notice to Subscribers as described in Section 2(a)(ii) of this Agreement.

   i) "Person" means any individual, corporation, partnership, sole proprietor, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any governmental body.

   j) "Qualified Member" means an EarthLink Member who is active (has used the EarthLink Service at least once) and pays EarthLink the full and recurring standard access fee for the EarthLink Service for at least two (2) consecutive months from the Opt-out Date.

   k) "Requirements of Laws" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any governmental body (including, without limitation, those pertaining to electrical, building, zoning, telephone or cable lines, environmental and occupational safety and health requirements) or any common law.

   l) "Subscriber Transition Commencement Date" means the date on which the transfer of Subscribers from Seller's system onto EarthLink's system begins. Specifically, this refers to the date upon which a properly formatted, complete and valid
   Subscriber database is successfully merged into the EarthLink database, as determined by EarthLink.

   m) "Subscriber Transition End Date" means the date on which the transfer of Subscribers from Seller's systems onto EarthLink's systems is completed and EarthLink begins to provide Internet services to such Subscribers.

   n) "Transition Period" means the period between the Effective Date and the Subscriber Transition End Date. The components of the Transition Period are set forth on Exhibit C.

2.	DUTIES AND OBLIGATIONS OF THE PARTIES.

	a)	Duties and Obligations of Seller.  In connection with this
Agreement, Seller shall have the following duties and obligations:

         (i) Sale of Transferred Assets. Seller hereby sells, conveys, grants, assigns, transfers and delivers to EarthLink and its successors and assigns, free and clear of any and all liens, claims, charges or encumbrances, all of Seller's right, title and interest in and to the Transferred Assets.

         (ii) Notification Email and Opt-out Provision. On or before the Subscriber Transition Commencement Date, Seller will send an e-mail to all Subscribers notifying all Subscribers that (A) Seller is in the process of selling its Transferred Assets to EarthLink, (B) Seller will terminate service to all Subscribers as of the Subscriber Transition End Date, (C) each Subscriber will have the opportunity to opt out of the transfer of the Subscriber's account to EarthLink by notifying Seller via a specified procedure on or before the Opt-out Date, such specified procedure to be determined by EarthLink, (D) each Subscriber who opts out on or before the transfer will need to find an Internet service provider other than Seller, (E) the accounts of all Subscribers who do not opt out on or before the Opt-out Date will be transferred to EarthLink, (F) each Subscriber will be given an opportunity to review EarthLink's Internet Service Agreement by means of a hyperlink to such agreement prominently displayed in the notification email and (G) unless a Subscriber opts out of the transfer, each Subscriber shall be deemed to be bound by the terms and conditions of the EarthLink Internet Services User Agreement. EarthLink must pre-approve the notification email and any accompanying or subsequent e-mails, direct mailings or telephone calls in writing before any such notification is sent to Subscribers by Seller.

         (iii) Opt-out Follow Up. On or before the Opt-out Date, as reasonably determined by Seller in consultation with EarthLink, Seller shall send a follow-up e-mail, direct mail and/or telephone call to all Subscribers with substantially the same content as the correspondence referenced in Section 2(a)(ii) above.

         (iv) Forward Subscribers Email. Seller will forward each Subscriber's e-mail, for a period of thirty (30) days after the Subscriber Transition End Date, to such Subscriber's new EarthLink e-mail address. Seller will also include in such e-mail any other text requested by EarthLink.

         (v) Performance of Obligations. Seller agrees during all times prior to the six (6) month anniversary of the Subscriber Transition End Date, (A) to perform in full any obligations or agreements existing between Seller and any third party relating to the Business and/or the Transferred Assets and (B) to extinguish any indebtedness owing by Seller to any third party, including its Subscribers, related to the Business and/or the Transferred Assets.

         (vi) Notice of Developments. During the Transition Period, Seller will give prompt written notice to EarthLink of any development affecting the assets of the Business (including, without limitation, the Transferred Assets), liabilities, business, financial condition, operations, contracts (including, without limitation, the Subscriber contracts), disputes, results of operations or future prospects of the Business and/or the Transferred Assets.

         (vii) Access. At all times during the Transition Period, Seller will provide representatives of EarthLink with access to the personnel, officers, agents, employees, assets (including, without limitation, the Transferred Assets and any equipment used in the operation of the Business), properties, titles, contracts (including, without limitation, any contract disputes and any Subscriber contracts), books, current, pending and prospective litigation, records (including, without limitation, tax records), files and documents (including, without limitation, financial, tax basis, budget projections, auditors' work papers and such other information as EarthLink may reasonably request), customers, suppliers, legal counsel, independent auditors and other representatives of or pertaining to the Business and/or Transferred Assets.

         (viii) Taxes. Seller shall retain and pay when due all of its liabilities and any transfer taxes, bulk sales or similar taxes that may be imposed upon the transfer and sale of the Transferred Assets pursuant to this Agreement. Seller is solely responsible for all taxes on any Bounties paid to Seller under this Agreement by EarthLink, including all state and local use, sales, property (ad valorem) and similar taxes.

         (ix) Expenses. Seller agrees that all expenses incurred by the Business during the Transition Period shall be discharged by, and be the sole obligation of, Seller.

         (x) Domain Name Assignment. Seller shall assign EarthLink its right, title and interest in and to the Domain Name(s) listed on Exhibit A.

         (xi) Consents. Seller shall deliver any and all consents necessary for the execution, delivery and performance of this Agreement.

         (xii) Data Format. Seller shall provide complete and properly formatted Subscriber data as specifically set forth on Exhibit D.

                   (A) Seller shall provide a preliminary database of all Active Subscribers in a comma delimited text file in accordance with the data dictionary on Exhibit D within 10 business days of the execution of this Agreement. The preliminary database must be formatted per Exhibit D or EarthLink may refuse to accept such database. Any initial payment will be reduced by five percent (5%) if the preliminary database is not delivered within 10 business days from the Effective Date, ten percent (10%) if not delivered within 15 business days and twenty percent (20%) for each day thereafter. EarthLink may terminate this Agreement and its obligations herein shall be extinguished if the preliminary database is not delivered by Seller in the specified format within 30 days from the Effective Date.

                   (B) As EarthLink deems necessary, Seller shall provide updates to the preliminary database of all Active Subscribers in a comma delimited text file in accordance with the data dictionary on Exhibit D.

                   (C) Seller shall provide a final database of all Active Subscribers in a comma delimited text file in accordance with the data dictionary at Exhibit D on a date to be determined by EarthLink. The final database shall not contain Subscribers that (1) have previously requested service cancellation from the Seller, (2) have not paid Seller for Seller's service within 60 days prior to the Seller's delivery of Subscriber data to EarthLink.

        b) Duties and Obligations of EarthLink. In connection with this Agreement, EarthLink shall have the following duties and obligations:

         (i) Payment. EarthLink shall pay Seller a Bounty for each of Seller's Subscribers that becomes a Qualified Member. The total purchase price for the Transferred Assets shall be equal to the Bounty, as set forth on Exhibit A, times the total number of Seller's existing Subscribers that become Qualified Members (the "Purchase Price"). The Purchase Price shall be payable as follows:

                   A)      First Payment.  After Seller's Subscriber
                           database is deliverd to EarthLink's, EarthLink shall pay 50% of the estimated Purchase Price,
                           (the "First Payment") by wire transfer of funds to Seller's account as set forth on Exhibit B hereto
                           (the "Seller's Account").   The database must be
                           properly formatted and accurate per Exhibit D. EarthLink will deduct $19.95 for the aggregate number of prepaid months that must be honored from the initial and/or final payment. This deduct will not apply for any subscribers that receive refunds from the Greenhold Group.

                   B) Final Payment. EarthLink shall determine the number of actual Qualified Members (as defined in Section 1(j) above) within ten (30) days of completion of two consecutive monthly billing cycles. After that determination, EarthLink shall pay the balance, if any, of the Purchase Price ("Final Payment") by wire transfer to the Seller's Account.

         (ii) Notification Email Support. EarthLink shall participate in the preparation of the e-mail notices or any other form of notice as contemplated in Sections 2(a)(ii)-(iii) above, including, without limitation, providing Seller with any requested and relevant text, providing Seller with relevant information requested by Seller and answering any relevant questions of Seller with respect to such notices.

        c) Press Release. No Party shall issue a press release or similar public announcement of any kind regarding this Agreement without the prior written approval of the other Party. A VIOLATION OF
THIS PROVISION WILL CONSTITUTE A MATERIAL BREACH OF THIS
AGREEMENT.  SELLER UNDERSTANDS AND AGREES THAT IN THE EVENT OF
SUCH BREACH, EARTHLINK MAY IMMEDIATELY TERMINATE THIS AGREEMENT
AND TAKE WHATEVER STEPS NECESSARY TO EXERCISE ITS REMEDIES AT
LAW AND/OR EQUITY

3.	REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

a.	Representations and Warranties of Seller.  Seller represents and warrants to EarthLink as follows:

         (i) Due Organization. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the state of incorporation, and has full corporate power and authority to own, sell, assign and lease its properties and assets and to carry on its business as now conducted. Seller is qualified to do business in all other jurisdictions where such qualification would be required as a result of Seller's ownership and operation of the Business and the Transferred Assets, except where the failure to be so qualified does not and could not reasonably be expected to have an adverse effect on the Business and/or the Transferred Assets.

         (ii) Due Authorization. Seller has full power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and constitutes the valid and binding obligation of the Seller, enforceable in accordance with its terms, except to the extent that enforceability may be limited by laws affecting creditors' rights and debtors' obligations generally, and legal limitations relating to remedies of specific performance and injunctive and other forms of equitable relief (the "Equitable Exceptions"). The execution, delivery and performance of this Agreement (as well as any other instruments, agreements, certificates or other documents contemplated hereby) by Seller, does not
              (i) violate any Requirements of Laws or any court order of any governmental body applicable to Seller or Seller's property, (ii) violate or conflict with, or permit the cancellation of, or constitute a default under, any agreement to which Seller is a party or by which Seller or any of Seller's property is bound, (iii) permit the acceleration of the maturity of any indebtedness of, or indebtedness secured by, the property of Seller which will not be paid in full as of the Effective Date of this Agreement, (iv) violate or conflict with any provision of the charter or bylaws of Seller or (v) require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental body or other third party.

         (iii) Subscriber Database. Seller represents and warrants that the number of Subscribers, Active Subscribers and Subscribers of any Prepaid Service (as defined in Section 5(a) below) that it sets forth on Exhibit A is correct and complete as of the Effective Date of this Agreement and will be correct and complete as of the Subscriber Transition End Date. A VIOLATION OF THIS PROVISION WILL CONSTITUTE A MATERIAL BREACH OF THIS AGREEMENT. SELLER UNDERSTANDS AND AGREES THAT IN THE EVENT OF SUCH BREACH, EARTHLINK MAY IMMEDIATELY TERMINATE THIS AGREEMENT AND TAKE WHATEVER STEPS NECESSARY TO EXERCISE ITS REMEDIES AT LAW AND/OR EQUITY.

	(iv)	Transferred Assets.  Seller has full and unrestricted
              legal title to the Transferred Assets and all revenue generated by the Transferred Assets, free and clear of any and all liens, claims, revenue sharing or referral fees, charges, encumbrances or restrictions of any kind, and upon EarthLink's receipt of the Transferred Assets, EarthLink shall own the Transferred Assets, free and clear of any liens, claims, revenue sharing or referral fees, charges, encumbrances or restrictions of any kind. All the information relating to the Transferred Assets set forth on Exhibit A is true and accurate in all respects.
                                       6

	(v)	Claims.  There are no claims, actions, suits,
              proceedings or investigations pending or threatened against or affecting Seller relating to the Business or any of the Transferred Assets, at law or in equity, before or by any court, municipality or other governmental body which, if adversely determined, could individually or in the aggregate have an adverse effect on the Transferred Assets or the Business. Seller has not been and Seller is not now, subject to any court order, stipulation or consent of or with any court or governmental body. No inquiry, action or proceeding has been instituted or threatened or asserted against Seller to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof. To the best knowledge of Seller, there is no basis for any such valid claim or action.

        (b) Representations and Warranties of EarthLink. EarthLink represents and warrants to Seller as follows:

                   (i) Due Organization. EarthLink is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has full corporate power and authority to carry on its business as now conducted.

                    (ii) Due Authorization. EarthLink has full power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by EarthLink and constitutes the valid and binding obligations of EarthLink, enforceable in accordance with its terms, except to the extent that enforceability may be limited by the Equitable Exceptions.

4.	 COVENANTS.

a.	Non-Competition.  Seller agrees that, for a period of three (3)
years after the Subscriber Transition End Date, it shall not
and its officers    as set forth on Exhibit E hereto shall not,
without the prior written consent of EarthLink, either individually, or in partnership or jointly or in conjunction with any Person as principal, agent, employee or shareholder or in any other manner whatsoever, (i) invest in, become associated with, accept employment with, serve as a consultant to, or accept compensation from, any person, firm or corporation (including any new business started by Seller alone or with others) engaged in the Business in the counties of Lee, Charlotte, Collier, Hendry, Glades, Miami-Dade, Broward, Palm
Beach and Monroe in the state of Florida (the "Territory"),
(ii) invest in, become associated with or employed, except for any employment with EarthLink, in the Business anywhere in the Territory, (iii) contact or solicit any Subscribers or other customers of EarthLink (directly or indirectly) for the purpose of diverting any existing or future business of such Subscribers or other customers to a competing source,
(iv) contact or solicit any employees of, or vendors to, EarthLink (directly or indirectly) for the purpose of causing, inviting or encouraging any such employee or vendor to alter or terminate his, her or its employment or business relationship with EarthLink or (v) willfully make any public statement or perform or do any other act prejudicial or injurious to the reputation or goodwill of EarthLink or otherwise interfere with the business of EarthLink or any of its Affiliates. The Seller and its officers shall execute the Non-Competition Agreement attached hereto as Exhibit E.

b.	Post-Transition Conduct.  During the period commencing on the
Subscriber Transition End Date and expiring on the earlier of
(i) the three (3) year anniversary of the Subscriber
Transition End Date or (ii) the liquidation and dissolution of Seller, Seller will refer all customer inquiries relating to the Business within the Territory to EarthLink or its Affiliates, at the direction of EarthLink. During the period commencing on the Effective Date and expiring on the earlier of the three (3) year anniversary of the Effective Date or the liquidation and dissolution of Seller, Seller will not take any action that is designed or intended to discourage any Subscriber, lessor, licensor, licensee, customer, vendor, supplier or other business associate of Seller from maintaining the same business relations with EarthLink, its Affiliates or to another Person at the direction of EarthLink after the date hereof as it maintained with Seller prior to the date hereof.

c.	CONFIDENTIALITY.  Except as otherwise provided in this
Agreement, Seller and EarthLink each agree that all information communicated to one by the other or the other's Affiliates, whether before or after the Effective Date, will be received in strict confidence, will be used only for purposes of this Agreement and will not be disclosed by the recipient Party, its agents, subcontractors or employees without the prior written consent of the other Party. Each Party agrees to take all reasonable precautions to prevent the disclosure to outside parties of such information, including, without limitation, the terms of this Agreement, except as mandated by legal, accounting or regulatory requirements. The provisions of this Section 4(c) shall survive the expiration or termination of this Agreement for any reason.

5.	LIABILITY, INDEMNIFICATION AND RIGHT OF OFFSET.

a.	No Assumption of Liabilities.  EarthLink shall not assume or be liable for, and Seller shall retain and remain responsible for, all of Seller's and the Business' debts, liabilities and obligations of any nature whatsoever including, without limitation, all prepaid accounts, all contracts, capital leases, operating leases and Subscriber credits and/or refunds, whether accrued, absolute or contingent, whether known or unknown, whether due or to become due and whether related to the Transferred Assets or otherwise, and regardless of when asserted, including, without limitation, any of Seller's services that have been prepaid by a Subscriber (the "Prepaid Service"). Furthermore, Seller shall refund to Subscriber any unused portion of the Prepaid
Service within 10 days following the Subscriber Transition
End Date, or at EarthLink's election, EarthLink may deduct this amount from the Purchase Price (unless the parties agree to some other mutually agreeable method for handling any liability related to the Prepaid Service).

b.	Indemnification.  Seller agrees to indemnify and hold
harmless EarthLink, and each officer, director, employee and Affiliate of EarthLink, including without limitation, any successor, licensee or assignee of EarthLink (collectively, the "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable attorneys' fees and expenses incurred in connection with any litigation or proceeding) (collectively, the "Indemnifiable Costs"), which any of the Indemnified Parties may sustain, or to which any of the Indemnified
Parties may be subjected, arising from (i) any misrepresentation, breach, omission or default by Seller of or under any of the representations, covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith; (ii) any noncompliance with the provisions of any applicable bulk sales law or regulation; (iii) any liability or obligation of Seller arising from the conduct of the Business prior to the Effective Date, whether or not disclosed herein; or (iv) any claim or claims made against EarthLink arising from liabilities or asserted liabilities of Seller or its Affiliates which may be asserted against EarthLink as successor to the Transferred Assets.

c.	Right of Offset.  In the event that prior to the date of
payment of all of the Purchase Price, the Indemnified Parties seek indemnification from Seller under Section 5(b) hereof as a result of, including but not limited to, incorrect or inaccurate information regarding Transferred Assets and undisclosed liens, claims, revenue sharing or referral fees, charges, encumbrances or restrictions of any kind upon EarthLink's receipt of the Transferred Assets, then
EarthLink, in lieu of receiving a cash payment from Seller in satisfaction of Seller's indemnification obligations under
Section 5(b) hereof, may in good faith elect to offset the amount of any claim or loss against the unpaid Purchase
Price.

6.	GENERAL PROVISIONS.

a.	Entire Agreement. The Agreement, including any and all
exhibits attached hereto, constitutes the entire understanding and agreement with respect to its subject matter, and supersedes any and all prior or contemporaneous representations, understandings and agreements whether oral or written between the Parties relating to the subject matter of this Agreement, all of which are merged in this Agreement. The Agreement shall not be revised, amended or in any way modified except in a writing executed by both Parties.

b.	Waivers. The waiver by any Party of any of its rights or
breaches of the other Party under this Agreement in a particular instance shall not be construed as a waiver of the same or different rights or breaches in subsequent instances. All remedies, rights, undertakings and obligations hereunder shall be cumulative and none shall operate as a limitation of any other remedy, right, undertaking or obligation thereof.
No failure or delay by any Party in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege.

c.	Expenses. Each of the parties shall bear all costs, charges
and expenses incurred by such Party in connection with this Agreement and the consummation of the transactions contemplated herein.

d.	Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of Seller and EarthLink and each of their respective heirs, representatives, successors and permitted assigns in accordance with the terms hereof.
This Agreement shall not be assignable by Seller without the prior written consent of EarthLink. This Agreement shall be assignable by EarthLink to any of its Affiliates without the prior written consent of Seller.

e.	Governing Law.  The laws of Georgia shall govern this
Agreement without giving effect to applicable conflict of laws provisions. The federal and state courts located in Atlanta, Georgia alone have jurisdiction over all disputes arising from or related to this Agreement. Seller consents to the personal jurisdiction of such courts sitting in Georgia with respect to such matters or otherwise between Seller and EarthLink and waives Seller's rights to removal or consent to removal. In the event any litigation or other proceeding is brought by either Party in connection with this Agreement, the prevailing Party in such litigation or other proceeding shall be entitled to recover from the other Party all costs, attorneys' fees and other expenses incurred by the prevailing Party in such litigation.

f.	Effects of Expiration or Termination.  Upon the expiration or termination of this Agreement, all rights and obligations of the Parties under this Agreement shall terminate, except the rights and obligations under Sections 2(c), 3(a)(iii), 4, 5
and 6 herein shall survive expiration or termination of the
Agreement.
                                       10

g.	Severability of Provisions.  In the event that any provision of this Agreement is found to be invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.

h.	Notices.  All notices or other communications hereunder shall be in writing and shall be delivered by hand, facsimile or sent, postage prepaid, by registered or certified mail or reputable overnight courier service and shall be deemed given when so delivered by hand or facsimile or, if mailed, five days after mailing (one business day in the case of overnight courier) addressed to the intended recipient as set forth below:

If to Seller:	(Company):
                        John D. Harris
                        President
			Greenhold Group, Inc. and Online Services USA, Inc. 1995 East Oakland Park Boulevard
                        Suite 350
                        Oakland Park, Florida 33306
                        cc: General Counsel

with a copy to:		Dana M. Gallup, Esq.
                        1995 East Oakland Park Boulevard
                        suite 350
                        Oakland Park, Florida 33306

If to EarthLink:        Cliff Bryant
                        Director of Acquisitions
                        EarthLink, Inc.
                        1375 Peachtree Street, NW
                        Level A
                        Atlanta, GA 30309
                        cc: General Counsel

with a copy to:		EarthLink, Inc.
                        3100 New York Drive
                        Pasadena California 91107
                        Attn: Legal Department

Each of the Parties has executed this Agreement as of the Effective Date.


EARTHLINK:

EARTHLINK, INC.

By:____________________________
Title:___________________________
Date:___________________________

SELLERS:

Greenhold Group, Inc.


By:___________________________
Title:__________________________
Date:__________________________


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

EXHIBIT A
TRANSFERRED ASSETS

                           Subscribers.

Subscriber          Number of              Applicable
Category            Subscribers            Bounty per
                    as of 03/26/02         Qualified
                                           Member

Dialup                                     $165.00
monthly
Subscribers
claimed by
Seller other
than Prepaid
Service
Subscribers


Dialup
Prepaid
Service
Subscribers
claimed by
Seller




Equipment.
----------
None

Domain Names.
-------------
	None

EXHIBIT B

SELLER'S WIRING INSTRUCTIONS

Bank:

ABA Routing Number:

Account Name:

Account Number:

                                    EXHIBIT C

                           [Graph of Transition Period]

                                    EXHIBIT D

    Data Dictionary

The customer database file shall be delivered in a comma delimited text file in accordance with the data dictionary described below.

Each data file shall have a header row.

                                    EXHIBIT E

                     FORM OF NON-COMPETITION AGREEMENT
                     ---------------------------------

THIS NON-COMPETITION AGREEMENT (this "Agreement") is effective as of ______________________, 2001 (the "Effective Date") by and
between EarthLink, Inc., a Delaware corporation ("EarthLink"), and Greenhold Group, Inc., Online Services USA, Inc. and their officers ("Seller"). All capitalized terms, unless otherwise specified, shall have the meanings ascribed to them in the Subscriber Acquisition Agreement dated as of __________________________, 2002 between
EarthLink and Seller (the "Underlying Agreement"). This Exhibit E, together with the Underlying Agreement, represents the "Agreement" in its entirety.

                                  RECITALS
                                  --------

Seller owns the Transferred Assets; and

The Transferred Assets of Seller are to be acquired by EarthLink pursuant to the Underlying Agreement; and

The officers of Seller have intimate knowledge of the Seller's business practices, which, if exploited by Seller in contravention of this Agreement, would seriously, adversely and irreparably affect the interests of EarthLink; and

To induce EarthLink to enter into the Underlying Agreement, and consummate the other transactions contemplated by the Underlying
Agreement, Seller and] Seller's officers have agreed to execute and deliver this Agreement.

In consideration of the transactions contemplated by the Underlying Agreement, the payment by EarthLink to Seller of the Purchase Price for the Transferred Assets, the above premises, the mutual promises and covenants of the parties hereto set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and EarthLink agree as follows:

1.	Agreement not to compete.  Unless otherwise consented to in
writing by EarthLink, Seller agrees that during the period of three (3) years from the Effective Date (the "Restricted
Period"), it will not, within the Territory, either directly or indirectly, on its own behalf or in the service or on behalf of others, engage in any competing business or provide managerial, supervisory, administrative, financial or consulting services or assistance to, or own a beneficial interest (except as a stockholder holding less than five percent (5%) interest in a corporation whose shares are actively traded on a regional or national securities exchange) in any Competing Business.
"Competing Business" shall mean any business organization of whatever form engaged, either directly or indirectly, in any business or enterprise which is the same as, or substantially the same as, the Business. "Directly or Indirectly" shall mean
(i) acting as an agent, representative, consultant, officer, director, independent contractor or employee of a Competing Business; (ii) participating in any such Competing Business as an owner, partner, limited partner, joint venturer, creditor or stockholder (except as a stockholder holding less than five percent (5%) interest in a corporation whose shares are actively traded on a regional or national securities exchange); and (iii) communicating to any such Competing Business the names or addresses or any other information concerning any past, present, or identified prospective client or customer of Seller or of EarthLink or any entity having title to the goodwill of Seller.

2.	Agreement not to solicit customers.  Seller agrees that during the Restricted Period, Seller will not, without the prior written consent of EarthLink, either directly or indirectly, on its own behalf or in the service or on behalf of others (i) solicit, divert or appropriate to or for a Competing Business any person which is a customer of the business at the Effective
Date or (ii) attempt to solicit, divert or appropriate to or for a Competing Business, any such person.

3.	Agreement not to solicit employees.  Seller agrees that during the Restricted Period, Seller will not, without the prior written consent of EarthLink, either directly or indirectly, on its own behalf or in the service or on behalf of others, solicit, divert, or hire away, or attempt to solicit, divert, or hire away, from the employment of the Seller, any person employed by the Seller, whether or not such employee is a full-time employee or temporary employee of such persons, and whether or not such employment is pursuant to a written agreement and whether or not such employment is for a determined period or is at will. Further, Seller agrees that it will not, without the prior written consent of EarthLink, either directly or indirectly, on its own behalf or in the service or on behalf of others, hire or attempt to hire any such employee of Seller that voluntarily terminates his or her employment with Seller during the Restricted Period.

4.	Confidentiality.

A.	Seller and EarthLink each agree that all information
communicated to one by the other or the other's Affiliates, whether before or after the Effective Date, will be received in strict confidence, will be used only for purposes of this Agreement and will not be disclosed by the recipient Party, its agents, subcontractors or employees without the prior written consent of the other Party. Each Party agrees to take all reasonable precautions to prevent the disclosure to outside parties of such information, including, without limitation, the terms of this Agreement, except as mandated by legal, accounting or regulatory requirements. The provisions of this Section 4(A) shall survive the expiration or termination of this Agreement for any reason. All proprietary information, and all materials containing them, received by Seller are confidential to EarthLink and Seller, and will remain EarthLink's and as appropriate, Seller's property exclusively. Seller will hold all proprietary information in strict confidence, and will not use, reproduce, disclose or otherwise distribute the proprietary information, or any materials containing them, except in the ordinary course of business and will take those actions reasonably necessary to protect any proprietary information. Seller's obligations regarding confidential information will survive the expiration or termination of this Agreement.

B.	In the event Seller is required by any court or
legislative or administrative body (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) to disclose any proprietary information of the EarthLink or the Seller, Seller shall provide EarthLink with prompt notice of such requirement in order to afford EarthLink an opportunity to seek an appropriate protective order.

5.	Remedies.

A.	Seller acknowledges and agrees that, by virtue of its
relationship with the Seller and EarthLink, great loss and irreparable damage would be suffered by the Seller and EarthLink, including, without limitation, damage to the goodwill and proprietary interests of the Seller and EarthLink, if Seller should breach or violate any of the terms or provisions of the covenants and agreements set forth in Sections 1,2, 3 and 4 hereof. Seller further acknowledges that Seller has examined in detail such restrictive covenants and agreements and agrees that the restraints imposed thereby on Seller are reasonable in the sense that they are no greater than are necessary to protect the goodwill of the Seller invested in by EarthLink pursuant to the Underlying Agreement and to protect EarthLink in its legitimate business interests, and the restrictive covenants and agreements are reasonable in the sense that they are not unduly harsh or oppressive.

B.	The parties acknowledge and agree that any breach of
Sections 1, 2, 3 or 4 of this Agreement by Seller would result in irreparable injury to the Seller and EarthLink, and therefore Seller agrees and consents that EarthLink shall be entitled to a temporary restraining order and a permanent injunction to prevent a breach or contemplated breach of any of the covenants or agreements of Seller contained herein.

C.	In addition, EarthLink shall be entitled, upon any breach
of Sections 1, 2, 3 or 4 of this Agreement by Seller, to demand an accounting and repayment of all profits and other monetary compensation realized by Seller, directly or through any Competing Business controlled by Seller, as a result of any such breach.

D.	The rights of EarthLink under this Section 5 shall not be
in limitation or in lieu of any and all other remedies that may be available to EarthLink under the Underlying Agreement or any other agreement, document or instrument provided for therein, or other remedies otherwise available at law or in equity. The existence of any claim, demand, action or cause of action against EarthLink whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by EarthLink of any then valid covenants or agreements herein.

6.	Entire Agreement. The Agreement, including any and all exhibits attached thereto, constitutes the entire understanding and agreement with respect to its subject matter, and supersedes any and all prior or contemporaneous representations, understandings and agreements whether oral or written between the parties relating to the subject matter of this Agreement, all of which are merged in this Agreement. The Agreement shall not be revised, amended or in any way modified except in a writing executed by all parties.

7.	Waivers. The waiver by any party of any of its rights or
breaches of the other party under this Agreement in a particular instance shall not be construed as a waiver of the same or different rights or breaches in subsequent instances. All remedies, rights, undertakings and obligations hereunder shall be cumulative and none shall operate as a limitation of any other remedy, right, undertaking or obligation thereof. No failure or delay by any party in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege.

8.	Expenses. Each of the parties shall bear all costs, charges and expenses incurred by such party in connection with this Agreement and the consummation of the transactions contemplated herein.

9.	Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of Seller and EarthLink and each of their respective heirs, representatives, successors and permitted assigns in accordance with the terms hereof. This
Agreement shall not be assignable by Seller without the prior written consent of EarthLink. This Agreement shall be assignable by EarthLink without the prior written consent of Seller.

10.	Governing Law.  The laws of Georgia shall govern this
Agreement without giving effect to applicable conflict of laws provisions. The federal and state courts located in Atlanta, Georgia alone have jurisdiction over all disputes arising from or related to this Agreement. Seller consents to the personal jurisdiction of such courts sitting in Georgia with respect to such matters or otherwise between Seller and EarthLink and waives Seller's rights to removal or consent to removal. In the event any litigation or other proceeding is brought by either party in connection with this Agreement, the prevailing party in such litigation or other proceeding shall be entitled to recover from the other party all costs, attorneys' fees and other expenses incurred by the prevailing party in such litigation.

11.	Effects of Expiration or Termination.  Upon the expiration
or termination of this Agreement, all rights and obligations of the Parties under this Agreement shall terminate, except the rights and obligations under Sections 1, 2, 3, 4 and 5 herein shall survive expiration or termination of the Agreement.

12.	Severability of Provisions.  In the event that any
provision of this Agreement is found to be invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.

13.	Counterparts.  This Agreement may be executed in one or
more counterparts, each of which will be deemed original, but all of which together shall constitute one and the same instrument

14.	Notices.  All notices or other communications hereunder
shall be in writing and shall be delivered by hand, facsimile or sent, postage prepaid, by registered or certified mail or reputable overnight courier service and shall be deemed given when so delivered by hand or facsimile or, if mailed, five days after mailing (one business day in the case of overnight courier) addressed to the intended recipient as set forth below:

If to Seller:	John D. Harris
                President
                Greenhold Group, Inc. and Online
                  Services USA, Inc.
                1995 East Oakland Park Boulevard
                Suite 350
                Oakland Park, Florida 33306
                cc: General Counsel

with a copy to: Dana M. Gallup, Esq.
                1995 East Oakland Park Boulevard
                Suite 350
                Oakland Park, Florida 33306


If to EarthLink:      Cliff Bryant
                      Director of Acquisitions
                      EarthLink, Inc.
                      1375 Peachtree Street, NW
                      Level A
                      Atlanta, GA 30309
                      cc: General Counsel

with a copy to:       EarthLink, Inc.
                      3100 New York Drive
                      Pasadena California 91107
                      Attn: Legal Department

IN WITNESS WHEREOF, EarthLink and Seller have each executed and delivered this Agreement as of the date first written above.

EARTHLINK:
----------
EARTHLINK, INC.

By:____________________________
Title:___________________________
Date:___________________________

SELLERS:
--------
GREENHOLD GROUP, INC.

By:___________________________
Title:__________________________
Date:__________________________


ONLINE SERVICES USA, INC.



By:___________________________
Title:__________________________
Date:__________________________

SELLER'S OFFICERS:

By:___________________________
Title:__________________________
Date:__________________________




SELLER'S OFFICERS:

By:___________________________
Title:__________________________
Date:__________________________


SELLER'S OFFICERS:

By:___________________________
Title:__________________________
Date:__________________________

SELLER'S KEY EMPLOYEES:

By:___________________________
Title:__________________________
Date:__________________________



SELLER'S KEY EMPLOYEES:

By:___________________________
Title:__________________________
Date:__________________________